                                                                 EXHIBIT 4.13.21


         THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS OPTION AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS OPTION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOXX CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

   Right to Purchase up to 714,348 Shares of Common Stock of Voxx Corporation
                   (subject to adjustment as provided herein)

                                     OPTION

No. _________________                                Issue Date: April 29, 2005

         VOXX CORPORATION, a corporation organized under the laws of the State of Florida ("Company"), hereby certifies that, for value received, Sands Brothers Venture Capital III LLC, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Option and at any time or from time to time, 714,348 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  10. The term "Company" shall include Voxx Corporation and any corporation that shall succeed, or assume the obligations of, Voxx Corporation hereunder.

                  11. The term "Common Stock" includes (i) the Company's Common Stock, $0.001 par value per share; and (ii) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  12. The "Exercise Price" applicable under this Option shall be a price of $0.001 per share.

                  13. The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Option, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

         100. Exercise of Option.

                  100.1 Number of Shares Issuable upon Exercise. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Option in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  100.2 Fair Market Value. For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                 (a) If the Company's Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                 (b) If the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is quoted on the NASD Over The Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                 (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                 (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Option are outstanding at the Determination Date.

                  100.3 Company Acknowledgment. The Company will, at the time of the exercise of the Option, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of the Option. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  100.4 Trustee for Option Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Option pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of an option agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Option pursuant to this
Section 1.

         101. Procedure for Exercise.

                  101.1 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Option shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Option shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Option in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

                  101.2    Exercise.

                 (a) Payment shall be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of shares of Common Stock specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Option) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

         102. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

                  102.1 Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Option, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  102.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the "Trustee").

                  102.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Option shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Option after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Option as provided in Section 4. In the event this Option does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holders will be delivered to Holder or the Trustee as contemplated by Section 3.2.

         103. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock (each of the preceding clauses (a) through (c), inclusive, an "Event"), then, in each such event, the number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in
Section 1, be entitled to receive shall be increased or decreased to a number determined by multiplying the number of shares of Common Stock that would, immediately prior to such Event, be issuable upon the exercise of this Option by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately prior to such Event, and (b) the denominator is the number of issued and outstanding shares of Common Stock immediately after such Event.

         104. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Option, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Option and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Option, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Option. The Company will forthwith mail a copy of each such certificate to the Holder and any Option agent of the Company (appointed pursuant to Section 10 hereof).

         105. Reservation of Stock, Etc., Issuable on Exercise of Option. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Option, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Option.

         106. Assignment; Exchange of Option. Subject to compliance with applicable securities laws, this Option, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Option, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor's counsel (at the Company's expense) that such transfer is exempt from the registration requirements of applicable securities laws, and with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Option of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Option so surrendered by the Transferor.

         107. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of any such loss, theft or destruction of this Option, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Option, the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor.

         108. Registration Rights. The Holder has been granted certain registration rights by the Company. These registration rights are set forth in a VOXX Registration Rights Agreement entered into by the Company and Holder dated as of even date of this Option.

         109. Option Agent. The Company may, by written notice to each Holder of the Option, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Option pursuant to Section 1, exchanging this Option pursuant to Section 7, and replacing this Option pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         110. Transfer on the Company's Books. Until this Option is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         111. Notices, Etc. All notices and other communications from the Company to the Holder shall be in writing and shall be deemed effectively given:
(a) upon personal delivery to the Holder, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by first class registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

         112. Miscellaneous. THIS OPTION AND ANY TERM HEREOF MAY BE CHANGED, WAIVED, DISCHARGED OR TERMINATED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY AGAINST WHICH ENFORCEMENT OF SUCH CHANGE, WAIVER, DISCHARGE OR TERMINATION IS SOUGHT. THIS OPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Any action brought concerning the transactions contemplated by this Option shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Option on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Option is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Option. The headings in this Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Option and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Option to favor any party against the other party.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Company has executed this Option as of the date first written above.

                                                 VOXX CORPORATION

WITNESS:
                                                 By:        /s/ Ilene Kaminsky
                                                 Name:       Ilene Kaminsky
/s/ Witness                                      Title:      CEO

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (To Be Signed Only On Exercise Of Options)

TO:      VOXX Corporation


         Attention:        Chief Financial Officer

         The undersigned, pursuant to the provisions set forth in the attached Option (No. ____), hereby irrevocably elects to purchase (check applicable box):

________          ________ shares of the Common Stock covered by such Option.

         The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Option, which is $___________. Such payment takes the form of lawful money of the United States.

         The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ________________________________________
whose address is ____________________________________________________________.



         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Option shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.



Dated:________________________       __________________________________________

                                     (Signature must conform to name of Holder as specified on the face of the Option)

                                     Address: _________________________________

                                              _________________________________

                                    EXHIBIT B
--------------------------------------------------------------------------------

                         FORM OF TRANSFEROR ENDORSEMENT
                    (To Be Signed Only On Transfer Of Option)

         For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Option to purchase the percentage and number of shares of Common Stock of VOXX CORPORATION into which the within Option relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of VOXX CORPORATION with full power of substitution in the premises.


                                                                        Percentage             Number
Transferees                         Address                            Transferred           Transferred
-----------                         -------                            -----------           -----------
______________________              ________________________           ______________        ________________

______________________              ________________________           ______________        ________________

______________________              ________________________           ______________        ________________

______________________              ________________________           ______________        ________________



Dated:________________________       __________________________________________

                                     (Signature must conform to name of Holder as specified on the face of the Option)

                                     Address: _________________________________

                                              _________________________________



                                     SIGNED IN THE PRESENCE OF:

                                     __________________________________________
                                                    (Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

__________________________________________
               (Name)